UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 10, 2017
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive, Madison, Wisconsin 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 10, 2017, Cellectar Biosciences, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered offering by the Company directly to the Purchasers, an aggregate of 1,954,388 shares (the “Shares”) of common stock, par value $0.00001 per share, of the Company (“Common Stock”), at an offering price of $1.87375 per share.

We also offered to those Purchasers, whose purchase of shares of Common Stock in this offering would result in the purchaser beneficially owning more than 4.99% of our outstanding Common Stock following the consummation of the offering, the opportunity to purchase, in lieu of the shares of our Common Stock that would result in ownership in excess of 4.99%, 41.0412949 shares of Series B Convertible Preferred Stock (the “Preferred Shares” and together with the purchase of the Shares, the “Registered Offering”), convertible into an aggregate of 2,190,330 shares of Common Stock at any time at the holder’s option into a number of shares of Common Stock equal to $100,000 divided by $1.87375, at a public offering price of $100,000 per share.

Gross proceeds of the offering will be approximately $7.76 million before deducting the placement agent fee and related offering expenses. The Shares and the Preferred Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-218514), which was initially filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2017 and was declared effective by the Commission on September 20, 2017 (the “Registration Statement”).

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), the Company agreed to issue to the Purchasers who participated in the Registered Offering, Series D warrants (the “Warrants”) to purchase an aggregate of 3,108,538 shares of Common Stock (the “Warrant Shares”) at an exercise price of $1.78 per share. Each Warrant will be immediately exercisable and will expire seven years from the date of issuance. If at any time after the six-month anniversary of the date of issuance there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock issuable upon the exercise of the Warrants, then the holders have the right to exercise the Warrants on a cashless basis at such time. Subject to limited exceptions, a holder of a Warrant will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided further that in no event shall the Beneficial Ownership Limitation exceed 9.99%. Under certain circumstances, the Company has the right to call for cancellation all or any portion of each Warrant for which a notice of exercise has not yet been delivered for consideration equal to $0.001 per share of Common Stock issuable upon the exercise of the Warrant. The call right must be exercised ratably among the holders based on each holder’s initial purchase of Warrants, and it may be invoked by the Company at any time after the date on which the Warrants become exercisable if (i) the volume weighted average price for each of twenty consecutive trading days (such period commencing after the date on which the Warrants become exercisable and referred to as the measurement period) exceeds $6.23 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the issuance date), (ii) the average daily volume for such measurement period exceeds $300,000 per trading day, and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company. The Company must deliver an irrevocable written notice to a holder to invoke the call right and the holder will have ten trading days to exercise its Warrant prior to cancellation.

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The Warrants and the shares of our Common Stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

On October 10, 2017, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Ladenburg Thalmann & Co. Inc., (“Ladenburg” or the “Placement Agent”) pursuant to which the Company engaged Ladenburg as the sole placement agent in connection with the Offerings. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the securities. The Company agreed to pay the Placement Agent a placement agent fee in cash equal to 7.5% of the gross proceeds from the sale of the securities sold in the Offerings. The Placement Agency Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

In connection with the entry into the Purchase Agreement, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company is required to file a registration statement on Form S-1 within 60 calendar days of the closing of the Offerings to provide for the resale of the shares of Common Stock issuable upon the exercise of the Warrants. In addition, the Company will be required to file one or more registration statements from time to time to register the issuance or resale of any additional shares of Common Stock that may become issuable pursuant to the Purchase Agreement or the securities. The Company will be obligated to use its commercially reasonable efforts to keep any registration statement effective until the earlier of (i) the date on which the shares of Common Stock subject to the registration statement may be sold without registration pursuant to Rule 144 under the Securities Act, or (ii) the date on which all of the shares of Common Stock subject to the registration statement have been sold under the registration statement or pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

The foregoing summaries of the Purchase Agreement, Certificate of Designation, the Warrants, the Placement Agency Agreement and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 1.1, 3.1, 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Michael Best & Friedrich LLP relating to the legality of the issuance and sale of the Shares and the Preferred Shares is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Warrants and the Warrant Shares is incorporated herein by reference in this Item 3.02.

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Item 8.01. Other Information

Business Update

The Business Overview that follows was filed with our prospectus supplement dated October 11, 2017 and is hereby incorporated by reference into all documents that we have filed or may file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Business Overview

We are a biopharmaceutical company focused on the discovery, development and commercialization of drugs for the treatment of cancer. We leverage our proprietary phospholipid drug conjugateTM (PDCsTM) platform to specifically target treatments to cancer cells. The PDCTM platform possesses the potential for the discovery and development of the next generation of cancer-targeting agents. Our lead product candidate, CLR 131, is a PDC providing targeted delivery of a cytotoxic (cell-killing) radioisotope iodine 131. Our pipeline also includes a series of pre-clinical chemotherapeutic PDC programs. We believe our proprietary PDC platform can provide the next-generation of targeted cancer treatments that result in greater efficacy and less off-target effects reducing patient adverse events.

Our core strategy is to develop new targeted treatments for cancer patients that leverage our PDC cancer-targeting delivery platform. We employ a drug discovery and development approach that allows us to efficiently design, research and advance drug candidates. Our iterative process allows us to rapidly and systematically produce multiple generations of incrementally improved targeted drug candidates. By combining this approach with our PDC platform, we plan to develop proprietary compounds independently and in collaborations with other companies. Through strategic acquisitions and research collaborations, our strategy is to seek to generate near-term capital, supplement internal resources, gain access to novel molecules or payloads, accelerate product candidate development and broaden our product pipeline.

Our PDC platform provides selective delivery of a diverse range of oncologic payloads to cancerous cells, whether a hematologic cancer and solid tumor, the primary tumor, or a metastatic tumor and cancer stem cells. Our PDC platform takes advantage of a metabolic pathway utilized by all tumor cell types in all stages of the tumor “cycle.” This allows the PDC molecules to gain access to the intracellular compartment of the tumor cells and for the PDCs to continue to accumulate over time, which enhances drug efficacy. The PDC platform’s mechanism of entry does not rely upon specific cell surface epitopes or antigens as are required by other targeted delivery platforms. Specific cell surface epitopes are limited in number on the cell surface, undergo internalization and cycling upon binding and are not present on all tumor cells of a particular cancer type. This means a subpopulation of tumor cells will always remain. In addition to the benefits provided by the mechanism of entry, PDCs offer the potential advantage of having the ability to be conjugated to molecules in numerous ways, thereby increasing the types of molecules selectively delivered via the PDC.

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The PDC platform features include the capacity to link with almost any molecule, provide a significant increase in targeted oncologic payload delivery and the ability to target all tumor cells. As a result, we believe that we can generate PDCs to treat a broad range of cancers with the potential to improve the therapeutic index of oncologic drug payloads, enhance or maintain efficacy while reducing adverse events by minimizing drug delivery to healthy cells, and increasing delivery to cancerous cells and cancer stem cells. A description of our PDC product candidates follows:

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CLR 131 is a small-molecule, cancer-targeting radiotherapeutic PDC designed to deliver cytotoxic radiation directly and selectively to cancer cells and cancer stem cells. CLR 131 is our lead therapeutic PDC product candidate and is currently being evaluated in both Phase 1 and Phase 2 clinical studies. The Investigational New Drug (IND) application was accepted by the U.S. Food and Drug Administration (FDA) in March 2014. In December 2014, the FDA granted orphan drug designation for CLR 131 for the treatment of multiple myeloma and the Phase 1 study was initiated in April 2015. This clinical study is a standard three-by-three dose escalation safety study in patients with relapse or refractory multiple myeloma. Multiple myeloma is an incurable cancer of the plasma cells and is the second most common form of hematologic cancers. This cancer type was selected for clinical, regulatory and commercial rationales, including multiple myeloma’s highly radiosensitive nature, and continued unmet medical need in the relapse/refractory setting. The primary goal of the Phase 1 study is to assess the compound’s safety and tolerability in patients with relapsed or refractory multiple myeloma. Secondary objectives include establishment of a recommended Phase 2 dose, both with and without dexamethasone, as well as an evaluation of therapeutic activity by assessing surrogate efficacy markers which include M protein, Free Light Chain (FLC), Progression Free Survival (PFS) and Overall Survival (OS),

In September 2017, Cohort 4 results were announced. These results showed that a single 30 minute infusion of 31.25mCi/m2 of CLR 131 was safe and well tolerated by the three patients in the cohort. We are also monitoring signals of efficacy, including surrogate markers M protein and free light chain (FLC). The International Myeloma Working Group (IMWG) defines a partial response (PR) as a greater than or equal to 50 percent decrease in FLC levels (for patients in whom M protein is unmeasurable) or 50 percent decrease in M protein. Additionally, all three patients in the cohort experienced clinical benefit with two patients achieving stable disease and one patient achieving a PR. One patient experiencing stable disease attained a 44 percent reduction in M protein. The patient experiencing a partial response had an 82 percent reduction in FLC. This patient did not produce M protein, received seven prior lines of treatment including radiation, stem cell transplantation and multiple combination treatments including one with daratumumab that was not tolerated. As of July 2017, patients in Cohort 1 who received a single 12.5mCi/m2 dose experienced a median OS of 22.5 months with all patients remaining alive. Median OS for Cohorts 2 and 3 also continue to progress with patients experiencing OS of 13.2 months and 6.7 months, respectively as of July 2017. Based upon these data, we elected to initiate a Phase 2 clinical study using Cohort 3’s dose of 25.0 mCi/m2 with the option to increase the dose based on our ongoing Phase 1 safety and efficacy signals.

In August, 2016 the University of Wisconsin Carbone Cancer Center (UWCCC) was awarded a five year Specialized Programs of Research Excellence (SPORE) grant from the National Cancer Institute to improve treatments and outcomes for head and neck cancer (HNC) patients. HNC is the sixth most common cancer across the world with approximately 56,000 new patients diagnosed every year in the United States. As a key component of this grant, the UWCCC researchers will test CLR 131 in various animal HNC models as well as initiating the first human clinical trial combining CLR 131 and external beam radiation in patients with recurrent HNC. The UWCCC is currently anticipated to initiate this clinical trial in 2019.

In July 2016, we were awarded a $2,000,000 National Cancer Institute Fast-Track Small Business Innovation Research (SBIR) grant to further advance CLR 131. The funds are supporting the Phase 2 study initiated in March 2017 to further define the clinical benefits of CLR 131 in multiple myeloma and other niche hematologic malignancies with high unmet clinical need. These niche hematologic malignancies include Chronic Lymphocytic Leukemia, Small Lymphocytic Lymphoma, Marginal Zone Lymphoma, Lymphoplasmacytic Lymphoma, and Diffuse Large B-Cell Lymphoma. The study will be conducted in approximately 10-15 top cancer centers in the United States in patients with orphan-designated relapse or refractory hematologic cancers. The study's primary endpoint is clinical benefit response (CBR), with additional endpoints of progression free survival (PFS), median OS and other markers of efficacy following a single 25.0 mCi/m2 dose of CLR 131, with the option for a second 25.0 mCi/m2 dose approximately 75-180 days later.

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CLR 1700 Series is an internally developed PDC program leveraging a payload designed to treat a broad range of hematologic cancers. The payload provides further specificity by targeting a pathway within hematologic cancers that is significantly upregulated in comparison to normal tissue. We believe that this additional level of targeting will allow us to provide a new drug candidate that has the ability to significantly improve patient outcomes. Leveraging our iterative discovery and screening process, we have been able to accelerate the development of this program.

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CLR 1800 Series is a collaborative PDC program with Pierre Fabre that we entered into in December 2015 and extended in October 2017. Pierre Fabre is the third largest French pharmaceutical company with an extensive oncology research and development infrastructure. The objective of the research collaboration is to co-design a library of PDCs employing Pierre Fabre’s chemotherapeutics in combination with our proprietary cancer-targeting delivery vehicle. The newly developed PDCs may provide enhanced therapeutic indices to otherwise highly potent, non-targeted payloads through the targeted delivery to cancer cells provided by our cancer-targeting delivery vehicle. Significant progress has been achieved and the program continues to rapidly advance with a number of PDC molecules showing enhanced pharmacologic behavior over the parent compound alone.

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CLR 1900 Series is an internally developed proprietary PDC program leveraging a novel small molecule cytotoxic compound as the payload. We believe that this program could produce a product candidate targeted to select solid tumors. Currently, the program is in early preclinical development.

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CLR 2000 Series is a collaborative PDC program with Avicenna Oncology, or Avicenna, that we entered into in July 2017. Avicenna is a leading developer of antibody drug conjugates (ADCs). The objective of the research collaboration is to design and develop a series of PDCs utilizing Avicenna’s proprietary cytotoxic payload. Although Avicenna is a leading developer of ADCs, this collaboration was sought as a means to overcome many of the challenges associated with ADCs, including those associated with the targeting of specific cell surface epitopes.

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CLR 2100 and 2200 Series are collaborative PDC programs with Onconova Therapeutics, Inc., or Onconova, that we entered into in September 2017. Onconova is a biotechnology company specializing in the discovery and development of novel small molecule cancer therapies. The collaboration is structured such that we will design and develop a series of PDCs utilizing different small molecules that Onconova was developing as the payloads with the intent to show improved targeting and specificity to the tumor. At least one of the molecules was taken into Phase 1 clinical trials previously by Onconova. We would own all new intellectual property associated with the design of the new PDCs and both companies will have the option to advance compounds.

We believe our PDC platform has the potential to provide targeted delivery of a diverse range of oncologic payloads, as exemplified by the product candidates listed above, that may result in improvements upon current standard of care (SOC) for the treatment of a broad range of human cancers.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Placement Agency Agreement dated as of October 10, 2017, by and between Cellectar Biosciences, Inc. and Ladenburg Thalmann & Co. Inc.

3.1	Certificate of Designation of Series B Preferred Stock

4.1	Form of Series D Common Stock Purchase Warrant

4.2	Form of Series B Preferred Stock certificate

5.1	Opinion of Michael Best & Friedrich LLP

10.1	Securities Purchase Agreement, dated as of October 10, 2017, by and among Cellectar Biosciences, Inc. Inc. and the Purchasers

10.2	Registration Rights Agreement, dated as of October 10, 2017, by and among Cellectar Biosciences, Inc. Inc. and the Purchasers

23.1	Consent of Michael Best & Friedrich LLP (included in Exhibit 5.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2017	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ John P. Hamill
Name: John P. Hamill
Title: Interim Chief Financial Officer

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